
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Global Perspective Portfolio L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                      20,280,901
<SECURITIES>                                         0
<RECEIVABLES>                                  196,317<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              21,771,947<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                21,771,947<F3>
<SALES>                                              0
<TOTAL-REVENUES>                                42,544<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,342,092
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,299,548)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,299,548)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,299,548)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include receivable from DWR of $122,977 and interest receivable of $73,340.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,084,799 and net option premiums of $209,930.
<F3>Liabilities include redemptions payable of $1,135,447, accrued brokerage commissions of $57,211, accrued management fees of $54,218, accrued administrative expenses of $19,837 and accrued transaction fees and costs of $7,509.
<F4>Total revenues includes realized trading revenue of $(262,311), net change in unrealized of $(149,815) and interest income of $454,670.

